================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        FIRST CHEROKEE BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

         [LETTERHEAD OF FIRST NATIONAL BANK OF CHEROKEE APPEARS HERE}


                                March 27, 1998



Dear Shareholders:

     On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of First Cherokee Bancshares, Inc. (the "Company"), the bank holding company for First National Bank of Cherokee, Woodstock, Georgia.

     The meeting will be held at the Woodstock Library, 510 North Main Street, Woodstock, Georgia, on Wednesday, April 22, 1998, at 4:00 p.m. The Board of Directors of the Company and our management team look forward to the opportunity of personally greeting those shareholders in attendance.

     Information about the meeting is provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also included is the Company's 1997 Annual Report.

     Your interest and participation, regardless of the number of shares you own, are important to the continued success of the Company and First National Bank of Cherokee. Therefore, whether or not you plan to attend the meeting in person, please mark, sign and date the enclosed Proxy and return it to the Company in the postage-paid envelope provided so that your shares can be voted.

     Your continued interest in and support of the Company and First National Bank of Cherokee are appreciated.

                                         Sincerely,


                                         /s/ Carl C. Hames, Jr.

                                         Carl C. Hames, Jr.
                                         Chief Executive Officer

                        FIRST CHEROKEE BANCSHARES, INC.
                          a bank holding company for
                        First National Bank of Cherokee
                                9860 Highway 92
                           Woodstock, Georgia  30188
                                (770) 591-9000
                          ___________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 22, 1998
                          ___________________________


To:  The Shareholders of First Cherokee Bancshares, Inc.:

     The Annual Meeting of Shareholders (the "Annual Meeting") of First Cherokee Bancshares, Inc. (the "Company") will be held at the Woodstock Library, 510 North Main Street, Woodstock, Georgia, on Wednesday, April 22, 1998, at 4:00 p.m., for the purpose of acting upon the following matters:

     1. To elect 13 members to the Board of Directors to serve a one-year term expiring in 1999; and

     2. To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has set March 13, 1998, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE PROXY TO THE COMPANY IN THE ACCOMPANYING, POSTAGE-PAID ENVELOPE.

                              By Order of the Board of Directors


                              /s/ Carl C. Hames, Jr.

                              Carl C. Hames, Jr.
                              Chief Executive Officer



March 27, 1998

                        FIRST CHEROKEE BANCSHARES, INC.
                          a bank holding company for
                        First National Bank of Cherokee
                          ___________________________

                                PROXY STATEMENT
                        Annual Meeting of Shareholders
                           To Be Held April 22, 1998
                          ___________________________


                         PROXY SOLICITATION AND VOTING

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of proxies from the shareholders of First Cherokee Bancshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held April 22, 1998 (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy (the "Proxy") are being mailed to the Company's shareholders on or about March 27, 1998.

     The Board of Directors has set March 13, 1998, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 582,304 shares (the "Shares") of common stock of the Company outstanding. A quorum for the Annual Meeting consists of the holders of the majority of the Shares present in person or represented by Proxy. Each Share is entitled to one vote on each matter to come before the Annual Meeting.

     Directors are elected by a plurality of the Shares present in person or by Proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

     Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of the Shares present in person or by Proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Annual Meeting.

     The Proxy is solicited for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her Shares voted by proxy, even if he or she attends the Annual Meeting. A shareholder who signs a proxy has the right to revoke it before it is voted (a) by notice to the Secretary of the Company, (b) by submitting a Proxy having a later date, or (c) by such person appearing at the Annual Meeting and electing to vote in person.

     All Shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are voted will be voted in the manner specified therein. If a Proxy is signed and no specification is made, the Shares represented by the Proxy will be voted in favor of the Proposal described below and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

     In addition to this solicitation by mail, the officers and employees of the Company and its subsidiary, without additional compensation, may solicit Proxies in favor of the Proposal, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the Shares, where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The Company will bear costs of solicitation of Proxies for the Annual Meeting.

     The Company is a bank holding company organized in 1988 under the laws of the State of Georgia. The Company's subsidiary, First National Bank of Cherokee (the "Bank"), commenced commercial banking operations on November 27, 1989 in Woodstock, Georgia.


                             ELECTION OF DIRECTORS

NOMINEES

     The members of the Board of Directors of the Company are elected by the shareholders. The Board of Directors of the Company presently consists of 12 members, each of whom has served since 1988 and each of whom also serves as a director of the Bank. The members of the Board of Directors of the Bank are elected annually by the Company, acting as sole shareholder of the Bank.

     The Board of Directors has nominated the 12 incumbent directors listed below for re-election as directors of the Company to serve one-year terms which will expire at the 1999 Annual Meeting of Shareholders or when their successors are elected and qualified. In addition, the Board of Directors has nominated R.
O. Kononen, Jr., currently President and a Director of the Bank, to serve a one-year term which will expire at the 1999 Annual Meeting of Shareholders or when his successor is elected and qualified. It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of the nominees designated below. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the Proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     The following table sets forth the name, age at December 31, 1997, and principal occupation for the last five years of each of the 13 nominees:


Name                         Age                Principal Occupation
----                         ---                --------------------

Alan D. Bobo                  46  Mr. Alan Bobo is the owner of Bobo Plumbing Company, Woodstock, Georgia.

Elwin K. Bobo                 50  Mr. Elwin Bobo is the owner of Bobo Construction Company, Woodstock, Georgia.

Michael A. Edwards            39  Mr. Michael Edwards is Vice President of Edwards Tire Sales, Inc., Woodstock, Georgia.

J. Stanley Fitts              54  Mr. Stanley Fitts is the owner and President of Reeves Floral Products, Inc., Woodstock, Georgia.

Russell L. Flynn              65  Mr. Russell Flynn has been a Sales Associate at Century 21 Cherokee Realty since 1988 and is currently a partner and associate broker.

Carl C. Hames, Jr.            49  Mr. Carl Hames became President and Chief Executive Officer of the Company in 1990 and Chief
                                  Executive Officer of the Bank in 1991.

C. Garry Haygood              47  Mr. Garry Haygood is the Executive Vice President of Haygood Contracting, Inc., Woodstock,
                                  Georgia.

Thomas D. Hopkins, Jr.        63  Mr. Thomas Hopkins is President of Hopkins and Son, Inc. He also is a Georgia Real Estate Broker and owner of Tom Hopkins Realty, Woodstock, Georgia.

Bobby R. Hubbard              54  Mr. Bobby Hubbard is a Flight Equipment Instructor for Lockheed Martin Aeronautical Systems,
                                  Marietta, Georgia.

R. O. Kononen, Jr.            47  Mr. Rick Kononen served as Executive Vice President of Security State Bank, Canton, Georgia from
                                  1990 - 1996. He joined the Bank as President in January 1997 and was elected to the Board of
                                  Directors of the Bank in May 1997.


Name                         Age                        Principal Occupation
----                         ---                        --------------------
Dennis M. Lord                56  Mr. Dennis Lord was the Secretary of Bay, Lingerfelt and Lord, Inc., a grading contracting company, Atlanta, Georgia, from 1972 to 1997. He presently develops properties.

Larry R. Lusk                 48  Mr. Larry Lusk was the owner and President of Lusk Construction, Inc., a commercial construction company in Canton, Georgia, from 1977 to 1995. He currently does contract sales/design work and property development.

Dr. Stuart R. Tasman          45  Dr. Stuart Tasman is an optometrist in private practice in Cherokee County, Georgia.

     There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company. Alan D. Bobo and Elwin K. Bobo are brothers.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
             ELECTION AS DIRECTORS OF THE 13 NOMINEES NAMED ABOVE.


MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held seven meetings during 1997. Each of the meetings was attended by at least 75% of the directors of the Company. The Board of Directors of the Company does not have standing committees.

                              EXECUTIVE OFFICERS

     The following table sets forth the name, age at December 31, 1997, and principal occupation for the last five years of each of the executive officers of the Company.

Name                        Principal Occupation
----                        --------------------

Carl C. Hames, Jr.          Mr. Hames, age 49, has been President and Chief
                            Executive Officer of the Company since 1990, and Chief Executive Officer of the Bank since 1991.

Kitty A. Kendrick           Ms. Kendrick, age 39, joined the Bank in 1993 as a
                            Senior Vice President and Chief Financial Officer of the Company. She was promoted to Executive Vice
                            President in January 1997. Prior to joining the Bank, she was a Senior Vice President and Chief
                            Financial Officer of Cobb Federal Savings Bank from
                            1983 to 1993.


                      DIRECTOR AND EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     The Company does not compensate its directors for their services as members of the Board of Directors of the Company. Directors of the Bank currently receive $300 per board meeting attended and between $45 and $75 per committee meeting attended, depending on the type of committee which is meeting. Director Hames does not receive fees for board and committee meetings which are held during the normal business hours of the Bank. Payment of these fees is made monthly.

     The Bank has implemented a director retirement benefit deferred compensation plan with an endorsement split-dollar life insurance plan for the benefit of all members of the Board of Directors of the Bank.

     The retirement benefit and deferred compensation plan is called the Indexed Director Fee Continuation Plan (the "Retirement Plan") and is designed to provide an annual retirement benefit, to be paid to each director upon retirement from the board. This plan provides retirement benefits in two ways, with an indexed formula and with fee deferrals.

     This Retirement Plan is also designed to provide these benefits with the least risk to the Bank's safety and soundness and at the least possible cost. The amount of a portion of the benefits is determined by an indexed formula.
The index used in the Retirement Plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Bank retains the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the director. At retirement, this liability reserve account is paid to the director over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid to the director annually after retirement. These payments will continue for the life of the director.

     The deferred compensation part of the Retirement Plan is optional. Each director may elect to defer a portion or all of his current directors' fees for the next ten years. The Bank will establish a liability reserve account for each director who elects to defer income and credit that account in an amount equal to those deferrals. In addition, the liability account will be credited with interest at a rate that is indexed to current market conditions.

     The amount of the deferred compensation part of the retirement benefit is a function of the percentage of directors' fees that are deferred by each director and the floating rate of interest applied to those deferrals until retirement.

     The Bank's obligations under the retirement benefit portion of the Retirement Plan are unfunded; however, the Bank has purchased life insurance policies on each insurable director which are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan's costs during the life of each director and provide a complete recovery of all plan costs at each director's death. The Bank is the sole owner of all policies.

     The life insurance benefit for each insurable director is being provided by an Endorsement Split Dollar Plan where the Bank endorses eighty percent (80%) of the net-at-risk life insurance portion of a policy on the life of each insurable director for payment to the designated beneficiary of that director. The policy and its entire surrender value, as well as the remainder of the net-at-risk life insurance is owned by the Bank.

EXECUTIVE COMPENSATION

     The compensation described below is paid for all services rendered to the Company and the Bank. The Company does not separately compensate its executive officers for services rendered for the benefit of the Company.

     Mr. Hames also receives retirement benefits under the Retirement Plan for his services rendered as an Executive Officer of the Bank in addition to those he receives as a director of the Bank.

     The following Summary Compensation Table presents the total compensation paid during 1997, 1996 and 1995 to Mr. Hames.

                                         Summary Compensation Table
========================================================================================================================
                                                                                Long-Term Compensation
                                                                          ---------------------------------
                                         Annual Compensation                     Awards            Payouts
                              -----------------------------------------   ---------------------   ---------
                                                               Other      Restricted                              All
                                                               Annual       Stock      Options/     LTIP         Other
                                        Salary       Bonus  Compensation    Awards       SARs      Payouts    Compensation
Name and Position              Year      ($)          ($)        ($)         ($)         (#)         ($)          ($)
-----------------             -----  ------------   -------   ---------   ----------  ---------   ---------    ------------
Carl C. Hames                  1997      $104,425   $     0   $6,000/1/          0           0          0        $3,562/2/
Chief Executive Officer
                               1996      $101,813   $20,580   $6,000/1/          0           0          0        $3,600/2/

                               1995      $ 90,625   $50,000   $6,000/1/          0           0          0        $3,641/2/

/1 /Consists of an automobile allowance of $6,000 per year.
/2/ Consists of the Company's matching of Mr. Hames' contribution to the Bank's 401K plan.

     During fiscal 1997, Mr. Hames was not granted any options, and the Company had no outstanding stock appreciation rights and granted no stock appreciation rights.

     Mr. Hames exercised no options to purchase shares of Common Stock during 1997. The following table presents information regarding the number of unexercised options held by him at December 31, 1997.

                                 FISCAL YEAR-END OPTION VALUES

                       NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                      OPTIONS HELD AT 12/31/97      IN-THE-MONEY OPTIONS AT 12/31/97
                      -------------------------     --------------------------------
NAME                  EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                  -------------------------        -------------------------
Carl C. Hames, Jr.     3,300/1/         0               $26,928/2/          $0


/1/ Consists of options granted under Mr. Hames' original employment agreement dated May 11, 1990.

/2/ At December 31, 1997, the per share fair market value of the Company's Common Stock ($17.25 per share), exceeded the per share exercise price of the exercisable options ($9.09 per share) by $8.16 per share. Fair market value is based on the final trade of 1997.



     Mr. Hames' employment agreement provides for (a) a base salary of $100,000 to be adjusted annually by not more than 8% based upon the change in the consumer price index for the metropolitan Atlanta area, (b) an annual performance bonus as may be determined by the Bank's Board of Directors, (c) an automobile allowance, (d) term life insurance providing benefits in an amount of at least two times annual salary, group health and hospital insurance, and long term disability insurance benefits with benefits equal to 60% of annual salary,
(e) reimbursement for business-related expenses and country club dues, and (f) the establishment of a pension plan. During 1995, the Company and the Bank renewed Mr. Hames' employment agreement confirming that Mr. Hames will continue to serve as President and Chief Executive Officer of the Holding Company, Chief Executive Officer of the Bank, and as a director of the Company and the Bank until May 11, 2000, unless sooner terminated for cause or by reason of death or disability. During 1997, Mr. Hames' base salary was increased to $105,267 based upon a 2.3% increase in the consumer price index for the metropolitan Atlanta area.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the Shares owned, as of March 13, 1998 (a) by each person who beneficially owns more than 5% of the Shares, (b) by each of the Company's directors and executive officers, and (c) by all of the Company's directors and executive officers as a group.


                                                        Number of     Adjusted
                            Number        Percent     Shares Subject   Percent
        Name of               of            of         to Warrants       of
  Beneficial Owner/1/     Shares/2/        Class      and Options/3/   Class/4/
  -------------------     ---------       -------     --------------   --------

Directors
---------
Alan D. Bobo               15,965/5/       2.7             9,900          4.4
Elwin K. Bobo              18,555/6/       3.2            14,850          5.6
Michael A. Edwards          7,610/7/       1.3             8,250          2.7
J. Stanley Fitts           22,902/8/       3.9            19,250          7.0
Russell L. Flynn            7,010/9/       1.2             8,000          2.5
Carl C. Hames, Jr./18/    21,172/10/       3.6            30,800/11/      8.5
C. Garry Haygood          28,428/12/       4.9            13,750          7.1
Thomas D. Hopkins, Jr.    15,394/13/       2.6            11,000          4.4
Bobby R. Hubbard          11,268/14/       1.9             9,900          3.6
Dennis M. Lord            20,240/15/       3.5            16,500          6.1
Larry R. Lusk             14,108/16/       2.4             8,800          3.9
Dr. Stuart R. Tasman       7,846/17/       1.3             8,800          2.8

Executive Officers/18/
---------------------
Kitty A. Kendrick            132/19/       0.0             2,200/20/      0.4

All directors and            190,630      32.7           162,000         47.4
-----------------
executive officers
------------------
as a group
----------
(13 persons)

__________
/1/ Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of the Shares is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

/2/ Excludes shares deemed to be beneficially owned through the right to exercise warrants or options within 60 days of the record date.

/3/ In recognition of the efforts and financial risks undertaken by the directors in organizing the Company and the Bank, the directors were granted warrants to purchase one share of Common Stock for each share purchased in the Company's initial public offering. The exercise price of the warrants is $9.09 per share, and the warrants may be exercised at any time on or before November 27, 1999.

/4/ Adjusted to reflect shares beneficially owned and shares deemed to be beneficially owned through the right to exercise warrants or stock options within 60 days of the record date.

/5/ Consists of (a) 11,407 shares owned directly by Mr. Bobo; (b) 660 shares owned by Mr. Bobo's children, as to which Mr. Bobo disclaims beneficial ownership; (c) 2,857 shares owned by Mr. Bobo's wife, as to which Mr. Bobo disclaims beneficial ownership; and (d) 1,041 shares held in an IRA for the benefit of Mr. Bobo's wife, as to which Mr. Bobo disclaims beneficial ownership. Mr. Bobo's address is P.O. Box 1092, Woodstock, Georgia.

/6/ Consists of (a) 17,182 shares owned directly by Mr. Bobo; and (b) 1,373 shares held in an IRA for Mr. Bobo's benefit. Mr. Bobo's address is P.O. Box 1092, Woodstock, Georgia.

/7/ Consists of (a) 7,500 shares owned directly by Mr. Edwards; and (b) 110 shares owned by Mr. Edwards' daughter, as to which Mr. Edwards disclaims beneficial ownership. Mr. Edwards' address is 7767 Turner Road, Woodstock, Georgia.

/8/ Consists of (a) 22,252 shares owned directly by Mr. Fitts; and (b) 650 shares held by Reeves Greenhouse, Inc. Profit Sharing Plan. Mr. Fitts' address is 10288 Highway 92, Woodstock, Georgia.

/9/ As to the indicated shares, Mr. Flynn shares voting power with his wife. Mr. Flynn's address is 28 Lake Arrowhead Station # 2024, Waleska, Georgia.

/10/ Consists of (a) 10,065 shares owned directly by Mr. Hames; (b) 2,585 shares held in an IRA for Mr. Hames' benefit; (c) 7,092 shares owned by Mr. Hames' wife, as to which Mr. Hames disclaims beneficial ownership; (d) l,265 shares held in an IRA for the benefit of Mr. Hames' wife, as to which Mr. Hames disclaims beneficial ownership; and (e) 165 shares owned by Mr. Hames' son, as to which Mr. Hames disclaims beneficial ownership.
     Mr. Hames' address is 2461 South Cherokee Lane, Woodstock, Georgia.

/11/ Includes 27,500 shares subject to warrants and 3,300 shares subject to options.

/12/ Consists of (a) 26,355 shares owned directly by Mr. Haygood; (b) 1,021 shares held in an IRA for the benefit of Mr. Haygood; (c) 550 shares held by Mr. Haygood's wife as custodian for his daughters, as to which Mr. Haygood disclaims beneficial ownership; and (d) 502 shares held in an IRA for the benefit of Mr. Haygood's wife, as to which Mr. Haygood disclaims beneficial ownership. Mr. Haygood's address is 1472 Johnson Brady Road, Canton, Georgia.

/13/ Consists of (a) 12,411 shares owned directly by Mr. Hopkins; (b) 2,701 shares owned by Mr. Hopkins' wife, as to which Mr. Hopkins disclaims beneficial ownership; and (c) 282 shares held in an IRA for Mr. Hopkins' benefit. Mr. Hopkins' address is 2611 Beckwith Trail, Marietta, Georgia.

/14/ Consists of (a) 9,900 shares owned directly by Mr. Hubbard; (b) 519 shares held in an IRA for Mr. Hubbard's benefit; (c) 519 shares held in an IRA for the benefit of Mr. Hubbard's wife, as to which Mr. Hubbard disclaims beneficial ownership; and (d) 330 shares owned by Mr. Hubbard's daughter, as to which Mr. Hubbard disclaims beneficial ownership. Mr. Hubbard's address is 803 Upland Estates Drive, Woodstock, Georgia.

/15/ Consists of (a) 16,500 shares owned directly by Mr. Lord; (b) 880 shares held in an IRA for Mr. Lord's benefit; and (c) 2,860 shares owned jointly by Mr. Lord and his wife. Mr. Lord's address is 3155 Trickum Road, Woodstock, Georgia.

/16/ Consists of (a) 8,800 shares owned directly by Mr. Lusk; (b) 3,353 shares owned by his children, as to which Mr. Lusk disclaims beneficial ownership;
     (c) 1,189 shares held in an IRA for Mr. Lusk's benefit; and (d) 766 shares owned by Mr. Lusk's wife, as to which Mr. Lusk disclaims beneficial ownership. Mr. Lusk's address is Route 10, Gaddis Road, Canton, Georgia.

/17/ Consists of (a) 3,913 shares owned directly by Dr. Tasman; (b) 1,100 shares owned by Dr. Tasman's daughters, as to which Dr. Tasman disclaims beneficial ownership; (c) 1,379 shares held in an IRA for Dr. Tasman's benefit; and (d) 1,454 shares held in a SEP IRA for Dr. Tasman's benefit. Dr. Tasman's address is 1415 Wooten Lake Road, Kennesaw, Georgia.

/18/ Mr. Hames is also an Executive Officer of the Company.

/19/ As to the indicated shares, Ms. Kendrick shares voting power with her husband. Ms. Kendrick's address is 187 Knollwood Drive, Marietta, Georgia.

/20/ Consists of 2,200 shares subject to options granted pursuant to the Company's Key Employee Stock Option Plan.

                              SECTION 16 REPORTS


     Section 16 of the Securities Exchange Act of 1934 requires the Company's officers, directors, and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any Reporting Person that no Form 5 was required, all Section 16 filing requirements applicable to the Company's Reporting Persons during and with respect to 1997 have been complied with on a timely basis.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of the executive officers and directors of the Company and the Bank, and principal shareholders of the Company and affiliates of such persons have, from time to time, engaged in banking and other business transactions with the Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and are believed by management not to involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1997, loans to directors of the Company and the Bank, and principal shareholders of the Company and affiliates of such persons, aggregated to approximately $1,977,000.

     The Company leases the land upon which the Bank building is located from J. Stanley Fitts, chairman of the Board of Directors. The initial term of the ground lease is 20 years, with four separate renewal options to extend the term of the lease for additional five-year periods. The Company has the option to purchase the property during the tenth year of the lease term or at each five-year interval thereafter through the end of the lease. Under the terms of the ground lease the Company also pays property taxes, insurance and maintenance. During the fiscal year ended December 31, 1997, the Company paid $57,054 in rentals under the ground lease.


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has ratified management's selection of Porter Keadle Moore, LLP as its independent certified public accountants for the current fiscal year. Porter Keadle Moore, LLP, has audited the Company's financial statements since 1991. A representative of that firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the Company's proxy material for the 1999 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than November 20, 1998.


                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposal referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.


                                ANNUAL REPORTS

     Copies of the 1997 Annual Report are being mailed to all shareholders together with this Proxy Statement. Additional copies may be obtained from the Secretary, First Cherokee Bancshares, Inc., 9860 Highway 92, Woodstock, Georgia 30188.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (WITHOUT EXHIBITS) AS FILED WITH SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS ON REQUEST TO THE SECRETARY, FIRST CHEROKEE BANCSHARES, INC., 9860 HIGHWAY 92, WOODSTOCK, GEORGIA 30188.

Woodstock, Georgia

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

[ X ] PLEASE MARK VOTES                                   REVOCABLE PROXY
      AS IN THIS EXAMPLE                          FIRST CHEROKEE BANCSHARES, INC.

      PROXY SOLICITED ON BEHALF OF THE
      BOARD OF DIRECTORS OF THE COMPANY                                                                              With-  For all
                                                                                                               For   hold   Except
The undersigned shareholder of FIRST CHEROKEE BANCSHARES, INC.            1. PROPOSAL: Election of Directors   [_]    [_]    [_]
(the "Company") hereby constitutes and appoints J. Stanley                   (except as marked to the contrary
Fitts, Carl C. Hames, Jr. and Bobby R. Hubbard, and each of                  below):
them, as true and lawful attorneys and proxies of the
undersigned, with full power of substitution and resubstitution,             NOMINEES FOR ELECTION AS DIRECTORS
to vote and act with respect to all shares of the Company's
Common Stock (the "Shares"), the undersigned could vote, and                       Alan D. Bobo         C. Garry Haygood
with all powers the undersigned would possess, if personally                       Elwin K. Bobo        Thomas D. Hopkins, Jr.
present, at the Annual Meeting of Shareholders of the Company to                   Michael A. Edwards   Bobby R. Hubbard
be held on April 22, 1998, and at any adjournments or                              J. Stanley Fitts     R.O. Kononen, Jr.
postponements thereof (the "Annual Meeting").                                      Russell L. Flynn     Dennis M. Lord
                                                                                   Carl C. Hames, Jr.   Larry R. Lusk
                                                                                            Dr. Stuart R. Tasman

                                                                          INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                                                          INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE
                                                                          THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                                                                          --------------------------------------------------------
                                                                            The Board of Directors recommends a vote FOR the
                                                                          Election of Directors.
                                                                            IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES
                                                                          REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED
                                                                          HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, SUCH
                                                                          SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE
                                                                          NOMINEES LISTED BELOW AND IN THE DISCRETION OF THE PROXIES
                                                                          NAMED ABOVE ON ALL OTHER MATTERS THAT MAY PROPERLY COME
                                                                          BEFORE THE ANNUAL MEETING.
                                                                            Please sign exactly as name appears hereon. When shares
                                                                          are held by joint tenants, both should sign. When signing
                                           ------------------------       as attorney, executor, administrator, trustee or guardian,
    Please be sure to sign and date        Date                           please give full title as such. If a corporation, please
     this Proxy in the box below.                                         sign in full corporate name by president or other
-------------------------------------------------------------------       authorized officer. If a partnership, please sign in
                                                                          partnership name by authorized person.
                                                                            This proxy revokes all prior dated proxies. The signer
------ Stockholder sign above --- Co-holder (if any) sign above --        hereby acknowledges receipt of the Company's proxy
                                                                          statement dated March 27, 1998.

                             DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                  FIRST CHEROKEE BANCSHARES, INC.

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                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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